EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-06119, 33-61373, 33-51916, 33-51896, 33-51898, 33-41415, 33-
41413 and 33-29600 of Ross Stores, Inc. on Form S-8 of our report dated March 17, 1998, appearing in this Annual Report on Form 10-K of Ross Stores, Inc. for the year ended January 31, 1998.




Deloitte & Touche LLP
San Francisco, California
April 22, 1998